Exhibit 10.13

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of September [ ], 2019, is among FORTIS MINERALS OPERATING, LLC, a Delaware limited liability company (the “Borrower”); FORTIS MINERALS, LLC, a Delaware limited liability company (the “Parent”); each of the undersigned Guarantors (together with the Borrower, collectively, the “Credit Parties”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 14, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower and the Guarantors are parties to that certain Guarantee and Collateral Agreement, dated as of February 14, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Guarantee and Collateral Agreement”), made by each of the Credit Parties party thereto in favor of the Administrative Agent.

C. The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. Section 1.02 is hereby amended as follows:

2.1 Amendments to Section 1.02.

(a) Each of the following definitions is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

“Change in Control” means the occurrence of any of the following: (i) Parent ceases to (x) be the sole managing member of the Borrower or (y) Control the Borrower; (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (1) nominated nor approved by the board of directors of the Borrower nor (2) appointed by directors so nominated or approved.

“Elected Commitments” means (a) on the Third Amendment Effective Date, $200,000,000, and (b) at any time thereafter, an amount determined in accordance with Section 2.07(f).

“Fortis I Entities” means the collective reference to Fortis Minerals I, LLC, Fortis Sooner Trend, LLC, Chisos Minerals, LLC and Chisos Land, LLC, and any subsidiary of any of the foregoing.

“Guarantors” means any Domestic Subsidiary that is a party to the Guarantee and Collateral Agreement as a “Guarantor” and a “Grantor” (as such terms are defined in the Guarantee and Collateral Agreement) and guarantees the Indebtedness (including pursuant to Section 6.01(g) and Section 8.14(b)). On the Third Amendment Effective Date, the following Restricted Subsidiaries are Guarantors: Fortis Minerals I, LLC, Fortis Sooner Trend, LLC, Chisos Minerals, LLC, Chisos Land, LLC, Fortis Minerals II, LLC, FM2 STM, LLC, Hacienda Minerals, LLC, Malaga EF7, LLC, Sooner Trend Minerals, LLC, Phillips Energy Partners IV, LLC, Phenom Minerals, LLC and Fortis Administrative Services, LLC.

“LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Borrower dated as of October [    ], 2019, as further amended from time to time in accordance with the terms thereof but subject to Section 9.17.

“Permitted Holders” means EnCap Energy Capital Fund X, L.P., any other fund or investment entity managed or administered by EnCap Investments, L.P. or any of its Affiliates, Fortis Management Holdings, LLC, Fortis Management Holdings II, LLC, and New Fortis Minerals, LLC; provided that in no event will any portfolio company of any Permitted Holder be included in the definition of “Permitted Holders”.

“Transactions” means, with respect to (i) the Parent, the execution, delivery and performance by the Parent of this Agreement and each other Loan Document to which it is a party, (ii) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on the Collateral pursuant to the Security Instruments and (iii) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness under the Guarantee and Collateral Agreement by such Guarantor and the grant by such Guarantor of Liens on the Collateral pursuant to the Security Instruments.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Parent” means Fortis Minerals, LLC, a Delaware limited liability company.

“Parent LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of the Parent dated as of October [__], 2019, as further amended from time to time in accordance with the terms thereof.

“Parent Permitted Asset Conveyance Transaction” has the meaning set forth in the definition of “Parent Permitted Acquisition”.

“Parent Permitted Acquisition” means an acquisition by the Parent of the Equity Interests of another Person (a “Parent Permitted Acquisition Subsidiary”); provided that concurrently with such acquisition, (a) the Parent shall have contributed all of the Equity Interests of such Parent Permitted Acquisition Subsidiary or (b) such Parent Permitted Acquisition Subsidiary shall have contributed all of the assets and properties of such Parent Permitted Acquisition Subsidiary to the Borrower or another Credit Party (any such contribution of all of the assets and properties of such Parent Permitted Acquisition Subsidiary pursuant to this clause (b), a “Parent Permitted Asset Conveyance Transaction”), in the case of each of the foregoing clauses (a) and (b), in exchange for Equity Interests of the Borrower.

“Parent Permitted Acquisition Subsidiary” has the meaning set forth in the definition of “Parent Permitted Acquisition”.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of September [ ], 2019, among the Borrower, the Parent, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment.

“Third Amendment Effective Date RP” means a Restricted Payment in the form of a dividend or distribution of cash and Equity Interests of the Borrower or the Parent made by the Borrower to the owners of its Equity Interests (other than the Parent) on the Third Amendment Effective Date or thereafter in connection with underwriters’ option to purchase Equity Interests of Parent in its initial registered public offering, with the cash portion of such dividend or distribution not to exceed an aggregate amount of $[ ].

(c) The definition of “Consolidated EBITDAX” is hereby amended by adding a “,” at the end of clause (a)(x) therein, deleting the word “and” prior to clause (a)(xi) therein and adding the following as clause (a)(xii) immediately following clause (a)(xi): “; and (xii) any non-cash compensation charge arising from any grant or vesting of stock, stock options or other equity-based awards, including profits interests in Parent.”

(d) The definition of “Intercreditor Agreement” is hereby amended by adding the following sentence at the end thereof: “For the avoidance of doubt, effective as of the Third Amendment Effective Date, the Intercreditor Agreement was terminated in accordance with its terms pursuant to Section 6.2(iii) of the Intercreditor Agreement.”.

(e) The definition of “Non-Fortis I Entities” is hereby deleted in its entirety.

(f)The definition of “Permitted Tax Distributions” is hereby amended by replacing the reference to “Section 5.3” therein with “Section 5.2”.

2.2 Amendment to Section 1.05. Section 1.05 is hereby amended by replacing the phrase “the Borrower’s independent certified public accountants” with the phrase “the Parent’s independent certified public accountants”.

2.3 Amendment to Sections 2.07(a)-(b). Sections 2.07(a) and (b) are hereby amended and restated in their entirety to read as follows:

(a) Third Amendment Borrowing Base. For the period from and including the Third Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $250,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 8.20.

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined (i) on December 1, 2019 and (ii) thereafter, semi-annually, in each case in accordance with this Section 2.07 (each such scheduled redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders (i) on December 1, 2019 and (ii) thereafter, on May 1st and November 1st of each year, commencing May 1, 2020. In addition, (A) the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined two times between any two successive Scheduled Redeterminations in accordance with this Section 2.07, and (B) the Borrower may elect, in addition to any such elections permitted to be made by it pursuant to the foregoing clause (A), by notifying the Administrative Agent of any acquisition of Proved Oil and Gas Properties by the Borrower or any Restricted Subsidiary with a purchase price in the aggregate of at least ten percent (10%) of the then effective Borrowing Base, to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (each such redetermination described in clauses (A) and (B) being an “Interim Redetermination”) in accordance with this Section 2.07.

2.4 Amendment to Section 2.07(d)(i). Section 2.07(d)(i) is hereby amended by replacing the reference to “August 1, 2019” with “December 1, 2019”.

2.5 Amendment to Section 2.07(e). Section 2.07(e) is hereby amended by adding the following new sentence to the end thereof: “Notwithstanding the foregoing, this Section 2.07(e) shall not apply to any Liquidation of any commodity Swap Agreements outstanding on the Third Amendment Effective Date to the extent that such Liquidation occurs during the period commencing on the Third Amendment Effective Date and ending on the Redetermination Date with respect to the December 1, 2019 Scheduled Redetermination.”

2.6 Amendments to Article VII. Article VII is hereby amended by (i) adding the phrase “(and the Parent solely with respect to Sections 7.01, 7.02 and 7.03)” after the reference to the Borrower in the introduction thereto and (ii) replacing each reference to “the Borrower” or “the Borrower’s”, wherever it occurs in Section 7.01, Section 7.02 and Section 7.03, with the phrase “the Parent, the Borrower” or “the Parent’s, the Borrower’s”, respectively.

2.7 Amendments to Section 8.01(a)-(b). Sections 8.01(a) and (b) are hereby amended and restated in their entirety to read as follows:

(a) Annual Audited Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than one hundred and twenty (120) days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2019, (i) the Parent’s audited consolidated Financial Statements as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers, or other independent public accountants of recognized national standing or which are otherwise acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated Financial Statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) consolidating information that explains in reasonable detail the differences between the information relating to the Parent and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Restricted Subsidiaries, on the other hand.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, commencing with the fiscal quarter ending September 30, 2019, (i) the Parent’s unaudited Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Parent’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) consolidating information that explains in reasonable detail the differences between the information relating to the Parent and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and its Consolidated Restricted Subsidiaries, on the other hand.

2.8 Amendment to Section 8.01(d). Section 8.01(d) is hereby amended and restated in its entirety to read as follows:

(d) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), commencing with the fiscal quarter ending September 30, 2019, a certificate of a Financial Officer of each of the Borrower and the Parent in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in the application of GAAP to the Parent’s financial statements has occurred since the date of the most recent financial statements previously delivered in connection with this Agreement, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) certifying that the Consolidated EBITDAX, consolidated total assets, and consolidated total liabilities of the Borrower and its Consolidated Restricted Subsidiaries constitute at least 95% of the Consolidated EBITDAX, consolidated total assets, and consolidated total liabilities of the Parent and its consolidated subsidiaries on the last day of such period (provided that tax assets held by the Parent created due to the reorganization of the Parent, the Borrower and their respective Subsidiaries or otherwise due to the corporate structure of the Parent and the Borrower shall not be taken into account for the purposes of such calculation). For the purpose of determining Consolidated EBITDAX of the Parent and its consolidated subsidiaries pursuant to clause (iv) of this Section 8.01(d), each reference to the Borrower and its Consolidated Restricted Subsidiaries or the Borrower and/or its Restricted Subsidiaries in the definition of Consolidated EBITDAX and in the definition of Consolidated Net Income shall be deemed to be a reference to the Parent and its consolidated subsidiaries or the Parent and/or its subsidiaries, as the case may be.

2.9 Amendment to Section 8.01(i). Section 8.01(i) is hereby amended and restated in its entirety to read as follows:

(i) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Parent, the Borrower or any Restricted Subsidiaries to its shareholders generally, as the case may be; provided that documents required to be delivered pursuant to this Section 8.01(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Parent, the Borrower or any Restricted Subsidiary posts such documents to EDGAR (or such other publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

2.10 Amendment to Section 8.12(a). Section 8.12(a) is hereby amended and restated in its entirety to read as follows:

(a) On or before April 1st and October 1st of each year, and on or before November 1, 2019, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Proved Oil and Gas Properties of the Borrower and its Restricted Subsidiaries as of the immediately preceding December 31st or June 30th (or September 30, 2019, with respect to the Reserve Report due November 1, 2019), respectively. The Reserve Report as of December 31 of each year shall be prepared (i) with respect to PDP Reserves, by one or more Approved Petroleum Engineers and (ii) with respect to PDNP Reserves and PUD Reserves, either by Approved Petroleum Engineers or by the Borrower’s internal reserve engineering staff in accordance with the procedures used in the immediately preceding December 31 Reserve Report. The Reserve Report as of June 30 of each year and September 30, 2019 shall be prepared either by Approved Petroleum Engineers or by the Borrower’s internal reserve engineering staff in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

2.11 Amendments to Article IX. Article IX is hereby amended by adding the phrase “(and the Parent solely with respect to Section 9.21)” after the reference to the Borrower in the introduction thereto.

2.12 Amendment to Section 9.04. Section 9.04 is hereby amended as follows:

(a) By amending and restating clause (d) thereof in its entirety to read as follows:

“(d) the Borrower may make Restricted Payments with respect to its Equity Interests so long as (i) no Default, Event of Default or Borrowing Base Deficiency exists at the time of any such Restricted Payment or would result therefrom and (ii) after giving effect to any such Restricted Payment (and any Borrowings incurred in connection therewith) the Consolidated Net Leverage Ratio on a pro forma basis is less than or equal to 4.00 to 1.00; provided that with respect to any such Restricted Payments made prior to the delivery of financial statements for the fiscal quarter ending June 30, 2019, the Borrower shall have delivered to the Administrative Agent financial statements or other data reasonably acceptable to the Administrative Agent demonstrating that, after giving effect to any such Restricted Payment (and any Borrowings incurred in connection therewith), the ratio of (A) Consolidated Net Debt as of such date to (B) Consolidated EBITDAX for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, is less than or equal to 4.00 to 1.00; provided further, that to the extent that such Restricted Payment is used to fund the consideration paid by the Parent with respect to a Parent Permitted Acquisition, (x) the Consolidated Net Leverage Ratio in

the foregoing clauses (d)(ii) and (d)(B) shall be calculated on a pro forma basis (including the related Parent Permitted Asset Conveyance Transaction or the contribution of all of the Equity Interests of such Parent Permitted Acquisition Subsidiary, as applicable) as if such Parent Permitted Acquisition had occurred on the first day of such period, (y) the Borrower shall deliver to the Administrative Agent on the date of such Restricted Payment (prior to the making of such Restricted Payment) a certificate of a Responsible Officer of the Borrower setting forth such pro forma calculations in reasonable detail and (z) such pro forma calculation shall be reasonably satisfactory to the Administrative Agent;”

(b) By amending and restating clause (e) thereof in its entirety to read as follows:

“(e) the Borrower may make Permitted Tax Distributions;”;

(c) By deleting the “.” at the end of clause (f) thereof and replacing it with “; and”; and

(d) By inserting the following as new clause (g) at the end of such Section 9.04 to read as follows:

“(g) the Borrower may make the Third Amendment Effective Date RP.”

2.13 Amendments to Section 9.05. Section 9.05(h) and Section 9.05(i) are hereby amended and restated in their entirety to read as follows:

(h) [Reserved.]

(i) Investments so long as (i) no Default, Event of Default or Borrowing Base Deficiency exists at the time of any such Investment or would result therefrom, (ii) both before and immediately after giving effect to such Investment, the unused portion of the Commitments does not exceed ten percent (10%) of the total Commitments and (iii) after giving effect to any such Investment (and any Borrowings incurred in connection therewith) the Consolidated Net Leverage Ratio on a pro forma basis is less than or equal to 4.00 to 1.00.

2.14 Amendment to Section 9.10. Section 9.10 is hereby amended by deleting the proviso at the end thereof.

2.15 Amendment to Section 9.12. Section 9.12 is hereby amended by deleting the “and” prior to clause (f) thereof and replacing it with “,” and by inserting the following as new clauses (g) and (h) at the end of such Section 9.12 to read as follows:

“(g) payments to the Parent to reimburse the Parent for expenses described in Section 6.9 of the LLC Agreement, and (h) transactions approved by the board of directors (or any conflicts committee thereof) of the Parent in accordance with the Parent LLC Agreement.”

2.16 Amendment to Section 9.17. Section 9.17 is hereby amended and restated in its entirety to read as follows:

Section 9.17 Amendments to Organizational Documents. Without the prior written consent of the Administrative Agent, the Borrower will not, and will not permit any of the other Credit Parties to, alter, amend or modify in any manner materially adverse to the Lenders, its certificate of formation, limited liability company agreement, articles of incorporation, by-laws, or any other similar organizational document (it being understood and agreed that any change to Section 6.1(a) of the LLC Agreement shall be materially adverse to the Lenders).

2.17 Amendment to Section 9.21. Section 9.21 is hereby amended and restated in its entirety to read as follows:

Section 9.21 Passive Holding Company Status of Parent. Parent shall not engage in any material operating or business activities or own any direct Equity Interest in any Person other than the Borrower; provided that the following activities shall be permitted in any event: (a) (i) Parent’s ownership of Equity Interests of the Borrower and making Investments in, and contributions to, the Borrower and (ii) Parent’s ownership of Equity Interests of any Parent Permitted Acquisition Subsidiary in connection with a Parent Permitted Acquisition; provided that, in the case of a Parent Permitted Asset Conveyance Transaction, such Parent Permitted Acquisition Subsidiary shall, after giving effect to such Parent Permitted Acquisition and the contribution by the Parent Permitted Acquisition Subsidiary of all of its properties and assets to the Borrower, such Parent Permitted Acquisition Subsidiary shall have no assets or properties other than its ownership of Equity Interests in the Borrower, (b) the maintenance of Parent’s legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (c) any public offering of Parent’s common stock or any other issuance or sale of its Equity Interests and, in each case, the repurchase or redemption thereof, (d) payment of taxes and dividends and making contributions to the capital of the Credit Parties, and receiving, and holding proceeds of, Restricted Payments permitted hereunder and distributing or otherwise utilizing the proceeds thereof, (e) participating in tax, accounting and other administrative matters as a member of the consolidated group of Parent and its subsidiaries or preparing reports to, and preparing and making notices to and filings with, Governmental Authorities, securities exchanges and to its holders of Equity Interests, (f) holding any cash incidental to any activities permitted under this Section 9.21, (g) hiring, maintaining and compensating executives and other employees and consultants to the extent required or incidental to owning Equity Interests in the Credit Parties, including providing indemnification to officers, managers and directors, (h) carrying out its obligations as the sole managing member of the Borrower and, to the extent permitted by this Section 9.21, being the sole managing member or sole shareholder of any Parent Permitted Acquisition Subsidiary, (i) holding directors’ and shareholders’ meetings and otherwise managing, through its board, directors, officers and managers, the business of the Borrower and its Subsidiaries, (j) Parent’s performance of its obligations with respect to the Loan Documents, (k) holding any tax assets created due to the reorganization of the Parent, the Borrower and their respective Subsidiaries or otherwise due to the corporate structure of the Parent and the

Borrower and (l) any other activities incidental to the foregoing or customary for passive holding companies, including, for the avoidance of doubt, ownership of immaterial properties and assets incidental to the business or activities described in the foregoing clauses and payment of costs and expenses in connection with the business or activities described in the foregoing clauses. For the avoidance of doubt, the Parent shall not, and shall not permit any Parent Permitted Acquisition Subsidiary to, (i) incur, create, assume or suffer to exist any Debt or other material liabilities or material financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to any Loan Documents to which it is a party, (C) obligations with respect to its Equity Interests, (D) solely in the case of a Parent Permitted Acquisition Subsidiary, liabilities incurred prior to the acquisition of such Person and related to the prior operation of the assets contributed to the Credit Parties pursuant to the applicable Parent Permitted Asset Conveyance Transaction and (E) any liabilities or financial obligations (other than Debt) permitted to be incurred, created, assumed or in existence pursuant to the other clauses of this Section 9.21 or (ii) incur or suffer to exist any Liens on its Properties (now owned or hereafter acquired), except for (A) Liens pursuant to any Loan Documents to which it is a party or (B) Excepted Liens.

2.18 Amendments to Section 10.01(c)-(d). Sections 10.01(c) and (d) are hereby amended by replacing each reference to “the Borrower” with “the Parent, the Borrower”.

2.19 Amendment to Section 10.01(o). Section 10.01(o) is hereby amended and restated in its entirety to read as follows:

(o) [Reserved].

2.20 Amendment to Section 12.02(b). Section 12.02(b)(x) is hereby amended by replacing the reference to “70%” therein with “75%”.

2.21 Amendment to Article XII. Article XII is hereby amended by adding a new Section 12.20 to the end thereof to read as follows:

Section 12.20 Joinder of Parent. By executing and delivering the Third Amendment, effective as of the Third Amendment Effective Date, Parent shall become a party to and be bound by this Agreement as “Parent” hereunder with the same force and effect as if originally named in this Agreement and signatory hereto as “Parent” and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of “Parent” under this Agreement (it being understood that this Section 12.20 shall not be deemed to be a guarantee by the Parent of the Indebtedness and that the Parent is not directly liable for the Indebtedness). Parent hereby ratifies, as of the Third Amendment Effective Date, and agrees to be bound by, all of the terms, provisions and conditions contained in this Agreement applicable to Parent. Parent hereby acknowledges and confirms that it has received a copy of this Agreement, including the annexes, schedules and exhibits thereto.

Section 3. Assignment and Assumption. On the Third Amendment Effective Date, immediately after giving effect to the amendments in Section 2 and for an agreed consideration, each of Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Credit Suisse AG, Cayman Islands Branch (the “Assignors”) hereby irrevocably sells and assigns to each of Comerica Bank (“Comerica”), First Tennessee Bank, National Association (“FTB”), Goldman Sachs Bank USA (“GSB”) and Royal Bank of Canada (“RBC”, together with Comerica and FTB, each, a “New Lender”, and each New Lender, together with GSB, each an “Assignee”)), and each Assignee hereby irrevocably purchases and assumes from the Assignors, subject to and in accordance with the Standard Terms and Conditions attached as Annex 1 to Exhibit G to the Credit Agreement (the “Standard Terms and Conditions”) and the Credit Agreement (the “Assignment and Assumption”): (i) all of each Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified in the grid below under the caption “Assigned Interests” (the “Assigned Interests Grid”) of all of such Assignor’s outstanding rights and obligations under the Credit Agreement, including, without limitation, the Commitment and the Maximum Credit Amount of such Assignor specified in the Assigned Interests Grid and all of the Loans specified in the Assigned Interests Grid owing to such Assignor which are outstanding on the Third Amendment Effective Date, together with the participations in Letters of Credit and LC Disbursements specified in the Assigned Interests Grid held by such Assignor on the Third Amendment Effective Date, but excluding accrued interest and fees to and excluding the Third Amendment Effective Date, such that, after giving effect to such sale, assignment, purchase and assumption, each Assignee shall have purchased and assumed from the Assignors the Commitment, Maximum Credit Amount and Loans (and participations in Letters of Credit and LC Disbursements) specified in the below grid under the caption “Assumed Interests” and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignors (each in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Such sale and assignment is without recourse to any Assignor and, except as expressly provided in the Standard Terms and Conditions, without representation or warranty by any Assignor. The Administrative Agent hereby waives the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement in connection with the Assignment and Assumption. The Standard Terms and Conditions are hereby agreed to and incorporated herein by reference and made a part of the terms of the Assignment and Assumption pursuant to this Section 3 as if set forth herein in full.

A.	Assignors:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Credit Suisse AG, Cayman Islands Branch

B.	Assignees:	Comerica Bank, First Tennessee Bank National Association, Goldman Sachs Bank USA and Royal Bank of Canada

C. Assigned Interests:

ASSIGNOR	MAXIMUM CREDIT AMOUNT ASSIGNED	PRINCIPAL AMOUNT OF LOANS ASSIGNED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSIGNED	PERCENTAGE ASSIGNED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
Wells Fargo Bank, National Association	$65,878,378.38			13.175675676%
JPMorgan Chase Bank, N.A.	$48,310,810.81			9.662162162%
Credit Suisse AG, Cayman Islands Branch	$8,918,918.92			1.783783784%

D. Assumed Interests:

ASSIGNEE	MAXIMUM CREDIT AMOUNT ASSUMED	PRINCIPAL AMOUNT OF LOANS ASSUMED	PARTICIPATIONS IN LETTERS OF CREDIT AND LC DISBURSEMENTS ASSUMED	PERCENTAGE ASSUMED OF TOTAL COMMITMENTS OF ALL LENDERS/ AGGREGATE MAXIMUM CREDIT AMOUNT
Comerica Bank	$35,000,000.00			7.000000000%
First Tennessee Bank, National Association	$35,000,000.00			7.000000000%
Goldman Sachs Bank USA	$18,108,108.11			3.621621622%
Royal Bank of Canada	$35,000,000.00			7.000000000%

E. Assignees: On the Third Amendment Effective Date, immediately after giving effect to the Assignment and Assumption pursuant to this Section 3: (a) each Assignor and each Assignee shall have the Maximum Credit Amount specified for such Person on Annex I attached to this Third Amendment; (b) Annex I of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached to this Third Amendment; and (c) each New Lender shall become a party to the Credit Agreement, as modified by this Third Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

Section 4. Conditions Precedent. This Third Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1 The Administrative Agent shall have received from the Lenders and the Credit Parties counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

4.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of each of Hacienda Minerals, LLC, Malaga EF7, LLC, Sooner Trend Minerals, LLC, Phillips Energy Partners IV, LLC, Phenom Minerals, LLC and Fortis Administrative Services, LLC (collectively, the “New Credit Parties”) and Parent setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of each such New Credit Party and Parent to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of each such New Credit Party and Parent who are authorized to sign the Loan Documents to which such New Credit Party and Parent is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the limited liability company agreements and certificates of formation (or equivalent organizational documents) of each such New Credit Party and Parent, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.4 The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence and good standing of each of the New Credit Parties and Parent in its jurisdiction of formation or organization.

4.5 The Administrative Agent shall have received (i) from the New Credit Parties counterparts (in such number as may be requested by the Administrative Agent) of an Assumption Agreement (as such term is defined in the Guarantee and Collateral Agreement), which Assumption Agreement shall be in form and substance satisfactory to the Administrative Agent, signed on behalf of such Persons and (ii) from the Credit Parties (including the New Credit Parties) counterparts (in such number as may be requested by the Administrative Agent) of a Supplement (as such term is defined in the Guarantee and Collateral Agreement) to the Guarantee and Collateral Agreement, which Supplement shall be in form and substance satisfactory to the Administrative Agent, signed on behalf of such Persons. In connection with the execution and delivery of the Supplement, the Administrative Agent have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each New Credit Party, to the extent such Equity Interests are certificated.

4.6 The Administrative Agent shall have received duly executed Account Control Agreements with respect to each Deposit Account, Commodity Account and Securities Account of the Credit Parties, including the New Credit Parties (other than, in each case, Excluded Accounts) in existence on the Third Amendment Effective Date.

4.7 The Administrative Agent shall have received an opinion of Vinson & Elkins LLP, special counsel to Parent, the Borrower and the other Credit Parties with respect to the New Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent.

4.8 The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of each New Credit Party in its jurisdiction of organization, other than those being assigned or released on or prior to the Third Amendment Effective Date or Permitted Liens.

4.9 The Administrative Agent shall have received evidence satisfactory to it that (a) all Debt, loans and other obligations owing under any existing credit facilities of the New Credit Parties, if any, have been (or contemporaneously herewith are being) repaid in full and all commitments thereunder have been terminated or cancelled and (b) all Liens on the New Credit Parties’ Oil and Gas Properties, if any, have been released or terminated, subject only to the filing of applicable terminations, releases or assignments.

4.10 The Administrative Agent shall have received [a report] prepared by [the Borrower’s internal reserve engineering staff] and dated as of [ ], 2019, in each case with respect to the Oil and Gas Properties of the Credit Parties (including, for the avoidance of doubt, the New Credit Parties) as of [ ], 2019 (the “Third Amendment Reserve Report”).

4.11 The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages, in form and substance satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties constitute at least seventy-five percent (75%) of the total value of the PDP Reserves evaluated in the Third Amendment Reserve Report.

4.12 The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least seventy-five percent (75%) of the total value of the PDP Reserves evaluated in the Third Amendment Reserve Report.

4.13 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) attached thereto is a true, accurate and complete copy of Parent’s Form S-1 Registration Statement No. 333-[        ] filed on [        ] with the SEC, as amended from time to time through the Third Amendment Effective Date (the “Registration Statement”), (ii) the Borrower has consummated (or concurrently with the Third Amendment Effective Date, will consummate) the “Corporate Reorganization” (as defined in the Registration Statement), and after giving effect thereto, the Borrower owns 100% of the issued and outstanding Equity Interests in the New Credit Parties, and (iii) Parent has consummated (or concurrently with the Third Amendment Effective Date, will consummate) an initial registered public offering of its Class A common stock pursuant to the terms and conditions set forth in the Registration Statement, which results in the Class A common stock of Parent being traded on the New York Stock Exchange.

4.14 To the extent requested by the Lenders or the Administrative Agent on or prior to the Third Amendment Effective Date, the Administrative Agent and the Lenders shall have received from the Credit Parties (including the New Credit Parties), (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

4.15 The Administrative Agent shall have received evidence reasonably satisfactory to it that, on the Third Amendment Effective Date, the sum of (a) the unused Commitments on such date and (b) the unrestricted cash and Cash Equivalents of the Credit Parties on such date that are held in accounts subject to an Account Control Agreement shall be equal to at least $50,000,000.

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective (and the Third Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Termination of Intercreditor Agreement. Each of the Borrower, the Administrative Agent and the Lenders hereby acknowledges and confirms that, effective as of the Third Amendment Effective Date, the Intercreditor Agreement has terminated in accordance with its terms pursuant to Section 6.2(iii) of the Intercreditor Agreement.

5.2 Joinder of Parent. By executing and delivering this Third Amendment, effective as of the Third Amendment Effective Date, pursuant to Section 12.20 of the Credit Agreement, Parent hereby becomes a party to and agrees to be bound by the Credit Agreement as “Parent” thereunder with the same force and effect as if originally named in the Credit Agreement and signatory thereto as “Parent” and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of “Parent” under the Credit Agreement (it being understood that this joinder and Section 12.20 of the Credit Agreement shall not be deemed to be a guarantee by the Parent of the Indebtedness and that the Parent is not directly liable for the Indebtedness). Parent hereby ratifies, as of the Third Amendment Effective Date, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement applicable to Parent. Parent hereby acknowledges and confirms that it has received a copy of the Credit Agreement, including the annexes, schedules and exhibits thereto.

5.3 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the Third Amendment Effective Date.

5.4 Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby: (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each such Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Third Amendment Effective Date, each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Third Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment:

(i) the representations and warranties set forth in each Loan Document to which it is a party are true and correct in all material respects (except to the extent that (A) any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (B) any such representation and warranty is expressly limited by materiality or by reference to Material Adverse Effect, in which case, such representation and warranty is true and correct in all respects) and (ii) no Default or Event of Default has occurred and is continuing.

5.5 Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment by fax, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Third Amendment.

5.6 No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

5.7 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.8 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent.

5.9 Severability. Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.10 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.11 Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the Third Amendment Effective Date.

BORROWER:	FORTIS MINERALS OPERATING, LLC

By:
Name:
Title:

GUARANTORS:	FORTIS MINERALS I, LLC

By:
Name:
Title:

FORTIS MINERALS II, LLC

By:
Name:
Title:

CHISOS LAND, LLC

By:
Name:
Title:

CHISOS MINERALS, LLC

By:
Name:
Title:

FORTIS SOONER TREND, LLC

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment Signature Page

FMII STM, LLC

By:
Name:
Title:

FORTIS ADMINISTRATIVE SERVICES, LLC

By:
Name:
Title:

PHILLIPS ENERGY PARTNERS IV, LLC

By:
Name:
Title:

PHENOM MINERALS, LLC

By:
Name:
Title:

SOONER TREND MINERALS, LLC

By:
Name:
Title:

MALAGA EF7, LLC

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment Signature Page

PARENT:	FORTIS MINERALS, LLC

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment Signature Page

LENDER:	JPMORGAN CHASE BANK, N.A.,
as Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

LENDER:	GOLDMAN SACHS BANK USA,
as Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

NEW LENDER:	COMERICA BANK,
as New Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

NEW LENDER:	FIRST TENNESSEE BANK, NATIONAL ASSOCIATION,
as New Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

NEW LENDER:	ROYAL BANK OF CANADA,
as New Lender

By:
Name:
Title:

Fortis Minerals Operating, LLC - Third Amendment

Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	37.500000000%	$187,500,000.00
JPMorgan Chase Bank, N.A.	27.500000000%	$137,500,000.00
Comerica Bank	7.000000000%	$35,000,000.00
Credit Suisse AG, Cayman Islands Branch	7.000000000%	$35,000,000.00
First Tennessee Bank National Association	7.000000000%	$35,000,000.00
Goldman Sachs Bank USA	7.000000000%	$35,000,000.00
Royal Bank of Canada	7.000000000%	$35,000,000.00

TOTAL	100.000000000%	$500,000,000.00

Annex I